Exhibit 99.2

Macerich Acquires Market-Dominant Crabtree Mall in Raleigh, NC for $290 million

Attractive Initial Yield of Approximately 11% with Upside and is Accretive to Path Forward Plan

SANTA MONICA, CA, June 24, 2025 — The Macerich Company (NYSE: MAC) (the “Company” or “Macerich”), a leading owner, operator and developer of major retail properties in top markets, today announced the acquisition of Crabtree Mall, a market-dominant, Class A retail center totaling approximately 1.3 million square feet in Raleigh, NC for $290 million.

“Crabtree checks all the boxes for pursuing opportunistic external growth with its strong traffic and sales, its market-dominant position in a high-growth market, the ability to drive improvements in permanent leasing and NOI as well as the accretion to our 2028 target FFO ranges under the Path Forward Plan,” said Jack Hsieh, President and Chief Executive Officer, Macerich. “We have successfully de-risked the execution of the Path Forward Plan with 62% of our new lease deals achieved to date, placing us well ahead of schedule to reach 70% of the Path Forward leasing target by year-end 2025. We are on track with the operational performance improvement and asset sale components of the plan as well, positioning us to create additional value with the acquisition of this irreplaceable retail property.”

Macerich expects an initial yield on the Crabtree acquisition of approximately 11% based on the property’s estimated 2025 net operating income (“NOI”) and an estimated yield of approximately 12.5% inclusive of current leases signed but not opened with rent expected to commence in 2027. Over the course of 2025 through 2028, the Company plans to implement a strategic investment plan at the property totaling approximately $60 million of new redevelopment and leasing capital to maximize the center’s performance.

Macerich has funded the acquisition with cash on hand and $100 million of borrowings on its revolving line of credit. The Company expects to repay borrowings on the revolving line of credit within 30 days with the proceeds from an expected $160 million two-year term loan with two, one-year extension options that is expected to bear interest at SOFR plus 250 basis points. The expected financing of the acquisition is expected to keep the Company within its previously stated de-leveraging targets under the Path Forward Plan.

Hsieh added, “Crabtree’s outstanding location brings Macerich a powerful entry point to the Southeastern US and is a strong addition to the Go-Forward Portfolio. Macerich’s proven leasing, management and redevelopment capabilities will reinvigorate leasing momentum at Crabtree, create a more inviting and refreshed ambiance and reinforce Crabtree’s longstanding reputation within the community.”

The Raleigh-Cary, NC MSA stands as a powerhouse of explosive growth, groundbreaking innovation, wealth and world-class talent – making it one of the most vibrant and forward-moving markets in the nation. The Research Triangle Region is anchored by Research Triangle Park (“RTP”) – the largest research park in North American and one of the most successful and globally recognized science parks in the world. RTP spans 7,000 acres and is home to 250+ businesses and three Tier-1 universities: Duke University, North Carolina State University and the University of North Carolina at Chapel Hill.

About Crabtree

With over 200 stores and dozens of restaurants, Crabtree features Apple, Banana Republic, Belk, Belk Men’s Store, Brahmin, Brooks Brothers, Build-A-Bear Workshop, Chubbies, Coach, H&M, Lego, Macy’s, Michael Kors, TAG Heuer, and Tommy Bahama, among many others. Top dining options at Crabtree today include Kanki Japanese House of Steaks & Sushi, P.F. Chang’s China Bistro, The Cheesecake Factory, Seasons 52, Brio Italian Grill, Fleming’s Prime Steakhouse & Wine Bar and more.

The largest mall in North Carolina’s high-growth Research Triangle area at 1,346,658 square feet, Crabtree today features over 200 total tenants and is anchored by Belk and Macy’s. Crabtree currently generates $429 million in annual sales, $951 in sales per square foot and over 8.7 million annual visitors.

About Macerich

Macerich is a fully integrated, self-managed, self-administered real estate investment trust (REIT). As a leading owner, operator, and developer of high-quality retail real estate in densely populated and attractive U.S. markets, Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the Metro New York to Washington, D.C. corridor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 41 million square feet of real estate, consisting primarily of interests in 38 retail centers. Macerich is firmly dedicated to advancing environmental goals, social good, and sound corporate governance. A recognized leader in sustainability, Macerich has achieved a #1 Global Real Estate Sustainability Benchmark (GRESB) ranking for the North American retail sector for ten consecutive years (2015-2024). For more information, please visit www.Macerich.com.

The Company has posted a supplemental presentation providing additional detail on the acquisition. Macerich uses, and intends to continue to use, its Investor Relations website, which can be found at investing.macerich.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about Macerich can be found through social media platforms such as LinkedIn. Reconciliations of non-GAAP financial measures, including NOI and FFO, to the most directly comparable GAAP measures are included in the earnings release and supplemental filed on Form 8-K with the SEC, which are posted on the Investor Relations website at investing.macerich.com.

Forward-Looking Information

This release contains statements that constitute forward-looking statements, which can be identified by the use of words, such as “will,” “expects,” “pro forma”, “anticipates,” “assumes,” “believes,” “estimated,” “guidance,” “potential,” “target,” “projects,” “scheduled” and similar expressions that do not relate to historical matters, and includes expectations regarding the Company’s future operational results, including in connection with the acquisition of the Crabtree Mall and the Path Forward Plan and its ability to meet the established goals under such Plan, including de-leveraging targets, growth rates and acquisition and disposition goals, as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, including the impact of tariffs and elevated interest rates and inflation, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, elevated interest rates and its impact on the financial condition and results of operations of the Company, including as a result of any increased borrowing costs on the Company’s outstanding floating-rate debt and defaults on mortgage loans, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including elevated inflation, supply chain disruptions and construction delays), acquisitions and dispositions; adverse impacts from any pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence, which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

INVESTOR CONTACT: Samantha Greening, AVP Investor Relations,

Samantha.Greening@macerich.com

MEDIA CONTACT: Arun Khosla, VP Corporate Communications,

Arun.Khosla@macerich.com